 EXHIBIT 10.7

ADDENDUM TO BACK OFFICE AGREEMENT

This Addendum to **Back Office / Service Provider Agreement dated 1st April 2016.** ("**Addendum**") is made effective as of the 1st January 2018 between **Golden Matrix Group Inc.** (GMGI) of Suite D, 3651 Lindell Road, Las Vegas, NV, 89103 USA and **Articulate Pty Ltd.** (Client) of Suite 302, 2 Grosvenor Street Bondi Junction NSW 2022 Australia ("the Parties")

RECITALS:

A. The Parties entered into a "**Back Office / Service Provider Agreement**", dated 1st April 2016 (the "**Back Office Agreement**").

B. In Terms of the **Back Office Agreement** Articulate provides Services '*accounting, customer support, technology, programming and design services*'

C. **GMGI** was to pay to **Articulate** '*on the last day of each month, a sum equivalent to USD $4,500.00 (Four Thousand Five Hundred United States Dollars) for each month that **Articulate** provides the Services for the first three months and then USD $9,000.00 (Nine Thousand United States Dollars) for each month that **Articulate** provides the Services for the remaining 9 months*'

D. The parties have conducted discussions with regard to further co-operation wherein the term of the Back Office Agreement will continue for a further 12 months subject to this Addendum however Articulate will discontinue to provide services at $9,000 per month mentioned in C above.

E. The Parties have agreed that GMGI will continue to pay for Rental, Telephone, Utility Expenses or any out of pocket expenses agreed between parties.

F. The Parties are currently in discussion with regard to entering into a License agreement wherein, GMGI will provide Gaming Technology, Social Gaming Content and Gaming Management and Marketing solutions to Articulate and Articulate will utilise this recently acquired Technology, by GMGI, the GM2 system to support its Gaming, Marketing, e-commerce and CRM services and as such the Parties will enter into a License Agreement

G. The Parties wish to amend the "**Distribution Agreement** "pursuant to the terms of this Addendum to mutually benefit both parties.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein it is agreed to adopt changes as per above:

Golden Matrix Group Inc.

By: ____________________

Chief Financial Officer: Weiting Feng

Articulate Pty Ltd

By: ____________________

Director: Anthony B Goodman